Exhibit 3.4

CERTIFICATE OF INCORPORATION

OF

MILTON ACQUISITION CORP.

ARTICLE ONE

The name of the corporation is Milton Acquisition Corp.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $0.01 per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS
Maureen L. Maher	200 East Randolph Drive Suite 5700 Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 14th day of March, 1996.

/s/ Maureen L. Maher

Maureen L. Maher
Sole Incorporator

CERTIFICATE OF MERGER

OF

MILTON CAN COMPANY, INC.

(a Delaware corporation)

WITH AND INTO

MILTON ACQUISITION CORP.

(a Delaware corporation)

In accordance with Section 251 of

the General Corporation Law

of the State of Delaware

Milton Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name and the state of incorporation of each of the constituent corporations of the merger (the “Merger”) are as follows:

Name	State of Incorporation
Milton Can Company, Inc.	Delaware

Milton Acquisition Corp.	Delaware

SECOND: An Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the Surviving Corporation is Milton Acquisition Corp., which shall continue its existence as said Surviving Corporation under the name Milton Can Company, Inc. (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Merger shall be the Certificate of Incorporation of Milton Acquisition Corp., except that Article One thereof shall be amended to read as set forth below, and said Certificate of Incorporation, as so amended, shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware:

ARTICLE ONE

The name of the corporation is Milton Can Company, Inc.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 580 Division Street, Elizabeth, New Jersey 07201.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Surviving Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger the 28th day of May, 1996.

MILTON ACQUISITION CORP.

/s/ David P. Hayford
By:	David P. Hayford
Its:	VP

2

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

MILTON CAN COMPANY, INC.

Milton Can Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Company adopted resolutions declaring it advisable to amend Article One of the Company’s Certificate of Incorporation in its entirety to read as follows (the “Amendment”):

ARTICLE ONE

The name of the corporation is Brockway Standard (New Jersey), Inc.

SECOND: That thereafter, pursuant to said resolution, the Amendment was submitted for approval to the holders of the outstanding shares of the Company entitled to vote thereon, which approval was given by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Milton Can Company, Inc. has caused this certificate to be signed by its Vice President this 22nd day of October, 1996.

MILTON CAN COMPANY, INC.

By:	/s/ David P. Hayford

David P. Hayford
Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

BROCKWAY STANDARD (NEW JERSEY), INC.

Adopted in accordance with

the provisions of Section 242

of the General Corporation Law

of the State of Delaware

The undersigned, being the sole stockholder of Brockway Standard (New Jersey), Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to read as follows:

ARTICLE ONE

The name of the corporation is BWAY Manufacturing, Inc.

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the sole stockholder of the Corporation entitled to vote for their consideration, approval and adoption thereof.

THIRD: That the sole stockholder entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 14th day of September, 2000.

BROCKWAY STANDARD (NEW JERSEY), Inc.

By:	/s/ Blair G. Schlossberg

Name:	Blair G. Schlossberg
Its:	Secretary

2

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF AMENDMENT

OF

BWAY MANUFACTURING, INC.

BWAY Manufacturing, Inc. (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is BWAY Manufacturing, Inc.

2. The Certificate of Amendment (the “Certificate”) of the corporation, which was filed by the Secretary of State of Delaware on September 14, 2000, is hereby corrected.

3. The Preamble in the Certificate is inaccurate and is stated as follows:

The undersigned, being the Sole Stockholder of Brockway Standard (New Jersey), Inc., a Corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

4. The portion of the Certificate in its corrected form is as follows:

The undersigned, Brockway Standard (New Jersey), Inc., a Corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

Executed on this 14th day of September, 2000.

/S/ Blair G. Schlossberg
Secretary